Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 1, 2024 (April 30, 2025, as to the effects of the Company’s adoption of ASU 2023-07, Segment Reporting, as described in Notes 2 and 22), relating to the financial statements of Complete Solaria, Inc., appearing in the Annual Report on Form 10-K of Complete Solaria, Inc. for the year ended December 29, 2024.

/s/ Deloitte & Touche LLP

San Francisco, California
August 21, 2025